                Morgan Stanley Emerging Markets Debt Fund, Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                                  Amount of        % of
                                      Offering       Total          Shares       Offering     % of Funds
  Security  Purchase/     Size of     Price of     Amount of      Purchased     Purchased       Total                     Purchased
 Purchased  Trade Date   Offering      Shares       Offering       By Fund       By Fund        Assets        Brokers       From
----------- ----------- ------------ ----------- --------------- ------------- ------------- ------------- -------------- ---------
 National    05/28/08        -         $100.00    $1,000,000.00     2,400,000       0.24%        1.00%     Citi,          Citigroup
Development                                                                                                Morgan
 Co. 144A                                                                                                  Stanley,
6.369% due                                                                                                 BB
6/16/2018                                                                                                  Securities,
                                                                                                           Bradesco
                                                                                                           BBI